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                                                                   EXHIBIT 10.28


               TERMINATION OF LETTER AGREEMENT DATED MAY 7, 1997


     This Termination of Letter Agreement Dated May 7, 1997 is made and entered into this 25th day of September, 1997.

     In consideration of the consummation of the transactions (the "Closing") contemplated under the Agreement of Purchase and Sale of Assets ("Purchase Agreement") between U.S. Legal Support, Inc. ("USLS") and James M. Wilson d.b.a. Commander Wilson Incorporated ("Wilson") dated September 25, 1997, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by each of the undersigned, the Letter Agreement dated May 7, 1997 between Wilson and USLS will, upon receipt by Wilson of the Purchase Price, as such term is defined in the Purchase Agreement, terminate and any amounts owed by either party to the other thereunder will be discharged and each party thereto and hereto will release, acquit and forever discharge the other party from any and all debts, obligations, claims and duties thereunder.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Termination of Letter Agreement Dated May 7, 1997 as of the date first written above.

                                           U.S. Legal Support, Inc. f.k.a.
                                           Litigation Resources of America, Inc.


                                           By: /s/ RICHARD O. LOONEY
                                              ----------------------
                                              Richard O. Looney
                                              President


                                           James M. Wilson d.b.a.
                                           Commander Wilson, Inc.


                                           By: /s/ JAMES M. WILSON
                                              ----------------------
                                              James M. Wilson